Exhibit 99.1

FOR IMMEDIATE RELEASE

First Commonwealth Announces Third Quarter 2022 Earnings; Declares Quarterly Dividend

Indiana, PA, October 25, 2022 - First Commonwealth Financial Corporation (NYSE: FCF) today announced financial results for the third quarter of 2022.

Financial Summary

(dollars in thousands,	For the Three Months Ended			For the Nine Months Ended
except per share data)	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
Reported Results
Net income	$33,968	$30,754	$34,092	$92,448	$103,481
Diluted earnings per share	$0.36	$0.33	$0.36	$0.98	$1.08
Return on average assets	1.41%	1.28%	1.42%	1.29%	1.48%
Return on average equity	12.67%	11.60%	12.14%	11.47%	12.62%

Operating Results (non-GAAP)(1)
Core net income	$34,353	$30,643	$34,131	$92,811	$103,764
Core diluted earnings per share	$0.37	$0.33	$0.36	$0.99	$1.08
Core pre-tax pre-provision net revenue	$48,860	$42,352	$42,913	$127,749	$130,903
Provision expense	$5,923	$4,099	$330	$11,986	$1,353
Net charge-offs	$2,461	$1,528	$2,277	$5,123	$9,474
Reserve build/(release)(2)	$2,490	$2,415	($2,853)	$3,571	($7,124)
Core return on average assets (ROAA)	1.43%	1.28%	1.43%	1.30%	1.48%
Core pre-tax pre-provision ROAA	2.03%	1.77%	1.79%	1.79%	1.87%
Return on average tangible common equity	18.28%	16.81%	17.28%	16.51%	18.08%
Core return on average tangible common equity	18.48%	16.75%	17.30%	16.58%	18.13%
Core efficiency ratio	54.06%	55.87%	55.27%	56.32%	53.90%
Net interest margin (FTE)	3.76%	3.38%	3.23%	3.45%	3.27%
(1)Core operating results are a non-GAAP measure used by management to measure performance in operating the business that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities. A full reconciliation of non-GAAP financial measures can be found at the end of the financial statements which accompany this release.
(2)Reserve build/(release) represents the net change in the Company's allowance for credit losses (ACL) from the prior period.

Third Quarter 2022 Highlights
•Net income of $34.0 million and diluted earnings per share totaled $0.36, an increase of $3.2 million, or $0.03 per share from the previous quarter and unchanged from the third quarter of 2021
•Core pre-tax pre-provision net revenue (PPNR)(1) totaled $48.9 million, an increase of $6.5 million from the prior quarter and an increase of $5.9 million from the third quarter of 2021
•Operating leverage was positive during the third quarter of 2022

◦Core revenue(1) grew $10.2 million, or 10.3%, from the prior quarter
◦Core noninterest expense(1) increased $3.7 million, or 6.8%, from the prior quarter
•Total loans (excluding Paycheck Protection Program (PPP) loans) increased $238.1 million, or 13.3% annualized from the previous quarter, driven by strong commercial real estate, equipment finance and consumer loan categories
◦Year-to-date loan growth (excluding PPP loans) was $571.3 million, or 11.3% annualized
◦Average loans (excluding PPP loans) increased $238.7 million, or 13.5% annualized, from the previous quarter
◦Total PPP loans decreased $8.0 million from the previous quarter, resulting in a total PPP loan balance at September 30, 2022 of $4.9 million
•Record net interest income (FTE) of $82.6 million increased $8.7 million from the previous quarter due in part to a 38 basis point increase in the net interest margin, driven by a 35 basis point increase in the yield on loans (excluding PPP), which significantly offset a one basis point increase in the bank’s cost of funds
•Noninterest income of $25.9 million (excluding net security gains) (non-GAAP) increased $1.4 million from the previous quarter and decreased $1.3 million from the third quarter of 2021
•Noninterest expense (excluding merger and acquisition, branch consolidation and COVID-19 related expenses) (non-GAAP) of $59.4 million increased $3.6 million from the previous quarter and increased $4.4 million from the third quarter of 2021
•Average deposits decreased $98.7 million, or 4.8% annualized compared to the prior quarter, partially offset by a $34.8 million, or 5.1% annualized increase in noninterest-bearing deposits
◦End of period deposits grew $24.1 million, or 1.2% annualized, from the previous quarter
•Total shareholders’ equity decreased $26.6 million from the previous quarter due to a $45.3 million decrease in accumulated other comprehensive income (AOCI) resulting from the impact of higher interest rates on the fair value of the company’s available for sale investment portfolio and interest rate swap agreements, partially offset by a $22.8 million increase in retained earnings
•On August 30, 2022, the Company announced the signing of a definitive agreement to acquire Harrisburg, PA based Centric Financial Corporation (Centric)
•First Commonwealth Bank (the Bank) has been recognized for the fourth consecutive year by Forbes as one of the World’s Best Banks for 2022
•The Bank was recently named the #1 Small Business Association (SBA) lender in the SBA’s designated Pittsburgh District for the second year in a row and ranked #2 overall across the state of Pennsylvania
Profitability
•Core return on average assets (ROAA) improved 15 basis points to 1.43% compared to the previous quarter and was unchanged from the third quarter of 2021
•Core pre-tax pre-provision ROA(1) for the quarter ended September 30, 2022 was 2.03% as compared to 1.77% in the prior quarter and 1.79% in the third quarter of 2021
•The net interest margin of 3.76% increased 38 basis points compared to the prior quarter and increased 53 basis points as compared to third quarter of 2021

•The core efficiency ratio(1) of 54.06% decreased 181 basis points from the previous quarter and 121 basis points from the third quarter of 2021
Strong regulatory capital position
•Bank-level Tier 1 Capital ratio of 11.4%, which represents $266.1 million in excess capital above the regulatory “well capitalized” requirement of 8.0%
•A total of 324,551 shares at a weighted average price of $13.63 were purchased during the third quarter of 2022 under the company’s previously authorized share repurchase program. The remaining repurchase capacity under the current program was $5.9 million as of September 30, 2022
Asset quality
•The provision for credit losses was $5.9 million, an increase of $1.8 million compared to the previous quarter and an increase of $5.6 million from the third quarter of 2021
•The allowance for credit losses as a percentage of end-of-period loans (excluding PPP loans) was 1.31% compared to 1.32% in the previous quarter
•Total criticized loans decreased $7.5 million from the previous quarter
◦Total nonperforming assets increased $0.2 million from the previous quarter
•Net charge-offs on loans totaled $2.5 million, an increase of $0.9 million from the previous quarter
◦Net charge-offs as a percentage of average loans outstanding (excluding PPP loans, annualized) was 0.13% in the third quarter of 2022 as compared to 0.09% in the previous quarter
“Our results this quarter were highlighted by the significant expansion of our net interest margin which was enabled by our asset-sensitive balance sheet and valuable core deposit franchise. The quarter also displayed strong, well-balanced loan growth across both commercial and consumer categories,” stated T. Michael Price, President and Chief Executive Officer. “We also announced our plans to extend our footprint into Central and Southeastern Pennsylvania with the acquisition of Centric Financial Corporation. Centric is a well-led organization that aligns nicely with our culture and values, and I am excited about the future of our combined companies.” Price continued, “While the margin expansion is certainly a welcome tailwind, we are still mindful of the uncertain economic conditions that may be ahead of us and I believe we remain well positioned to turn challenges into opportunities and create long-term value for all of our stakeholders.”
Earnings
Net income for the third quarter of 2022 was $34.0 million, or $0.36 per share, compared to $30.8 million, or $0.33 per share in the second quarter of 2022 and $34.1 million, or $0.36 per share for the third quarter of 2021.
Net Interest Income and Net Interest Margin
Net interest income (FTE) of $82.6 million increased $8.7 million from the previous quarter and increased $11.7 million from the prior year quarter. The increase from the previous quarter was primarily due to a $7.2 million increase in income on variable and adjustable rate loans driven by higher interest rates.
The net interest margin for the third quarter of 2022 was 3.76%, an increase of 38 basis points from the previous quarter and an increase of 53 basis points from the third quarter of 2022. The increase from the previous quarter was due primarily to the aforementioned income on variable and adjustable rate loans and a $238.7 million increase in average loans (excluding PPP) partially offsetting a $287.8 million decrease in lower-yielding investment securities. The net interest margin was further aided by the Bank’s overall cost of funds, which were 0.16% during the third quarter of 2022 as compared to 0.15% in the previous quarter.

Total average deposits decreased $98.7 million in the third quarter of 2022 as compared to the previous quarter, partially offset by a $34.8 million increase in noninterest-bearing deposits.
Total end-of-period deposits grew $24.1 million from the previous quarter.
Asset Quality
Provision expense in the third quarter of 2022 totaled $5.9 million as compared to $4.1 million in the previous quarter. The increase in provision expense during the quarter was primarily driven by strong loan growth, which resulted in a $5.3 million increase in the allowance for credit losses (ACL). The ACL was also impacted by an increase of $3.6 million in the quantitative model due to various inputs such as the expected unemployment rate, the Gross Domestic Product (GDP) forecast, prepayment speeds and max capacity levels. This increase was largely offset by a decrease in qualitative factors of $6.6 million, primarily due to lower reserve adjustments for COVID-related high risk portfolios.
At September 30, 2022, nonperforming loans totaled $35.7 million, which was unchanged from the previous quarter and a decrease of $2.4 million from the third quarter of 2021. Nonperforming loans represented 0.49% of total loans (excluding PPP loans) as compared to 0.50% and 0.58% for the periods ended June 30, 2022 and September 30, 2021, respectively.
At September 30, 2022, criticized loans totaled $139.3 million, a decrease of $7.5 million from the previous quarter.
During the third quarter of 2022, net charge-offs were $2.5 million as compared to $1.5 million in the previous quarter and $2.3 million in the third quarter of 2021. Net charge-offs as a percentage of average loans (excluding PPP, annualized) were 0.13%, 0.09% and 0.14% for the periods ended September 30, 2022, June 30, 2022 and September 30, 2021, respectively.
Noninterest Income and Noninterest Expense
Noninterest income (excluding net security gains) (non-GAAP) totaled $25.9 million for the third quarter of 2022, as compared to $24.5 million for the second quarter of 2022 and $27.2 million for the third quarter of 2021.
The $1.4 million increase from the previous quarter was primarily due to a $1.2 million increase in swap fee income. This increase was partially offset by a $0.4 million decrease in insurance and retail brokerage revenue.
Noninterest expense (excluding merger and acquisition, branch consolidation and COVID-19 related expenses) (non-GAAP) totaled $59.4 million for the third quarter of 2022, as compared to $55.8 million for the second quarter of 2022 and $55.0 million for the third quarter of 2021. The $3.6 million increase from the previous quarter was primarily the result of a $1.5 million increase in salaries and employee benefits driven, by a $0.5 million increase in wages, a $0.4 million increase in hospitalization expense, a $0.4 million increase in incentives and a $0.3 million reduction in deferred loan origination expenses. The increase during the quarter was also impacted by a $0.7 million increase in Pennsylvania shares tax due to a beneficial tax credit in the prior quarter.
The core efficiency ratio was 54.06% during the third quarter of 2022 as compared to 55.87% in the previous quarter and 55.27% in the third quarter of 2021.
Full time equivalent staff was 1,422 at September 30, 2022, 1,409 at June 30, 2022, and 1,409 at September 30, 2021. The increase from the previous quarter was partially the result of filling open positions within the company.
Dividends and Capital
First Commonwealth Financial Corporation declared a common stock quarterly dividend of $0.12 per share, which represents a 4.3% increase from the third quarter of 2021. The cash dividend is payable on November 18, 2022 to shareholders of record as of November 4, 2022. This dividend represents a 3.4% projected annual yield utilizing the October 24, 2022 closing market price of $13.94.

First Commonwealth’s capital ratios for Total, Tier I, Leverage and Common Equity Tier I at September 30, 2022 were 14.5%, 12.1%, 10.1% and 11.2%, respectively. First Commonwealth’s current capital levels exceed the fully phased-in Basel III capital requirements issued by U.S. bank regulators.
Conference Call
First Commonwealth will host a quarterly conference call to discuss its financial results for the third quarter of 2022 on Wednesday, October 26, 2022 at 2:00 PM (ET). The call can be accessed by dialing (toll free) 1-888-330-3181 conference ID # 4651379 or through the company’s web page, http://www.fcbanking.com/InvestorRelations. A replay of the call will be available approximately one hour following the conclusion of the conference by dialing 1-800-770-2030 and entering the conference ID # 4651379. A link to the webcast replay will also be accessible on the company’s webpage for 30 days.
About First Commonwealth Financial Corporation
First Commonwealth Financial Corporation (NYSE: FCF), headquartered in Indiana, Pennsylvania, is a financial services company with 119 community banking offices in 26 counties throughout western and central Pennsylvania and throughout Ohio, as well as commercial lending operations in Pittsburgh, Pennsylvania, and Canton, Cleveland, Columbus and Cincinnati, Ohio. The company also operates mortgage offices in Wexford, Pennsylvania, as well as Hudson and Lewis Center, Ohio. First Commonwealth provides a full range of commercial banking, consumer banking, mortgage, equipment finance, wealth management and insurance products and services through its subsidiaries First Commonwealth Bank and First Commonwealth Insurance Agency. For more information about First Commonwealth or to open an account today, please visit www.fcbanking.com.
Forward-Looking Statements
Certain statements contained in this release that are not historical facts may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the Securities and Exchange Commission, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute “forward-looking statements” as well. These statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of words such as “may,” “will,” “should,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate” or words of similar meaning. These forward-looking statements are subject to significant risks, assumptions and uncertainties, including uncertainties regarding the impact of the COVID-19 pandemic, and could be affected by many factors, including, but not limited to: (1) the effects of the COVID-19 pandemic on First Commonwealth and its customers; (2) volatility and disruption in national and international financial markets; (3) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; (4) inflation, interest rate, commodity price, securities market and monetary fluctuations; (5) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which First Commonwealth or its customers must comply; (6) the soundness of other financial institutions; (7) political instability; (8) impairment of First Commonwealth’s goodwill or other intangible assets; (9) acts of God or of war or terrorism; (10) the timely development and acceptance of new products and services and perceived overall value of these products and services by users; (11) changes in consumer spending, borrowings and savings habits; (12) changes in the financial performance and/or condition of First Commonwealth’s borrowers; (13) technological changes; (14) acquisitions and integration of acquired businesses; (15) First Commonwealth’s ability to attract and retain qualified employees; (16) changes in the competitive environment in First Commonwealth’s markets and among banking organizations and other financial service providers; (17) the ability to increase market share and control expenses; (18) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (19) the reliability of First Commonwealth’s vendors, internal control systems or information systems; (20) the costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals; and (21) other risks and uncertainties described in this report and in the other reports that we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K. Further, statements about the potential effects of the COVID-19 pandemic on our business, financial condition, liquidity and results of operations may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers, clients, third parties and us.
In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Relations:
Jonathan E. Longwill
Vice President / Communications and Media Relations
Phone: 724-463-6806
E-mail: JLongwill@fcbanking.com

Investor Relations:
Ryan M. Thomas
Vice President / Finance and Investor Relations
Phone: 724-463-1690
E-mail: RThomas1@fcbanking.com

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
SUMMARY RESULTS OF OPERATIONS
Net interest income	$82,360	$73,662	$70,645	$224,194	$208,287
Provision for credit losses	5,923	4,099	330	11,986	1,353
Noninterest income	25,914	24,509	27,245	74,399	80,686
Noninterest expense	59,901	55,679	55,027	171,304	158,429
Net income	33,968	30,754	34,092	92,448	103,481
Core net income (5)	34,353	30,643	34,131	92,811	103,764
Earnings per common share (diluted)	$0.36	$0.33	$0.36	$0.98	$1.08
Core earnings per common share (diluted) (6)	$0.37	$0.33	$0.36	$0.99	$1.08
KEY FINANCIAL RATIOS
Return on average assets	1.41%	1.28%	1.42%	1.29%	1.48%
Core return on average assets (7)	1.43%	1.28%	1.43%	1.30%	1.48%
Return on average assets, pre-provision, pre-tax	2.01%	1.78%	1.79%	1.78%	1.86%
Core return on average assets, pre-provision, pre-tax	2.03%	1.77%	1.79%	1.79%	1.87%
Return on average shareholders' equity	12.67%	11.60%	12.14%	11.47%	12.62%
Return on average tangible common equity (8)	18.28%	16.81%	17.28%	16.51%	18.08%
Core return on average tangible common equity (9)	18.48%	16.75%	17.30%	16.58%	18.13%
Core efficiency ratio (2)(10)	54.06%	55.87%	55.27%	56.32%	53.90%
Net interest margin (FTE) (1)	3.76%	3.38%	3.23%	3.45%	3.27%

Book value per common share	$10.95	$11.20	$11.69
Tangible book value per common share (11)	7.60	7.85	8.38
Market value per common share	12.84	13.42	13.63
Cash dividends declared per common share	0.120	0.120	0.115	0.355	0.340
ASSET QUALITY RATIOS
Nonperforming loans as a percent of end-of-period loans and leases(3)	0.48%	0.50%	0.56%
Nonperforming loans as a percent of end-of-period loans and leases, excluding PPP loans (3)	0.49%	0.50%	0.58%
Nonperforming assets as a percent of total assets (3)	0.38%	0.38%	0.41%
Nonperforming assets as a percent of total assets, excluding PPP loans (3)	0.38%	0.38%	0.42%
Net charge-offs as a percent of average loans and leases (annualized) (4)	0.13%	0.09%	0.13%
Net charge-offs as a percent of average loans and leases,, excluding PPP loans (annualized) (4)	0.13%	0.09%	0.14%
Allowance for credit losses as a percent of nonperforming loans (4)	269.23%	262.25%	247.30%
Allowance for credit losses as a percent of end-of-period loans and leases (4)	1.31%	1.31%	1.40%
Allowance for credit losses as a percent of end-of-period loans and leases, excluding PPP loans (4)	1.31%	1.32%	1.43%
CAPITAL RATIOS
Shareholders' equity as a percent of total assets	10.7%	11.0%	11.7%
Tangible common equity as a percent of tangible assets (12)	7.7%	8.0%	8.7%
Tangible common equity as a percent of tangible assets, excluding PPP loans (12)	7.7%	8.0%	8.9%
Leverage Ratio	10.1%	9.8%	9.6%
Risk Based Capital - Tier I	12.1%	12.2%	12.4%
Risk Based Capital - Total	14.5%	14.6%	15.0%
Common Equity - Tier I	11.2%	11.2%	11.5%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
INCOME STATEMENT
Interest income	$85,700	$76,728	$74,196	$233,672	$220,308
Interest expense	3,340	3,066	3,551	9,478	12,021
Net Interest Income	82,360	73,662	70,645	224,194	208,287
Provision for credit losses	5,923	4,099	330	11,986	1,353
Net Interest Income after Provision for Credit Losses	76,437	69,563	70,315	212,208	206,934
Net securities gains	—	—	—	2	16
Trust income	2,777	2,573	3,118	8,063	8,340
Service charges on deposit accounts	5,194	4,886	4,770	14,695	13,127
Insurance and retail brokerage commissions	2,048	2,486	2,218	6,806	6,368
Income from bank owned life insurance	1,419	1,383	1,486	4,310	4,946
Gain on sale of mortgage loans	1,485	1,561	3,485	4,328	11,615
Gain on sale of other loans and assets	1,093	1,099	2,480	4,511	6,281
Card-related interchange income	6,980	7,137	7,052	20,607	20,885
Derivative mark-to-market	6	42	218	395	1,371
Swap fee income	2,326	1,154	317	3,933	1,715
Other income	2,586	2,188	2,101	6,749	6,022
Total Noninterest Income	25,914	24,509	27,245	74,399	80,686
Salaries and employee benefits	32,486	30,949	31,066	94,367	88,084
Net occupancy	4,629	4,170	3,960	13,586	12,614
Furniture and equipment	4,005	3,857	4,052	11,592	11,866
Data processing	3,721	3,470	3,196	10,379	9,440
Pennsylvania shares tax	1,569	913	1,257	3,487	3,347
Advertising and promotion	1,278	1,434	1,150	3,938	3,829
Intangible amortization	746	862	868	2,470	2,597
Other professional fees and services	1,204	1,197	1,308	3,622	3,150
FDIC insurance	796	702	830	2,196	1,964
Litigation and operational losses	758	629	589	1,987	1,624
Loss on sale or write-down of assets	54	86	171	215	223
Merger and acquisition	448	—	—	448	—
COVID-19 related	39	62	50	118	357
Branch consolidation	—	(202)	—	(104)	18
Other operating expenses	8,168	7,550	6,530	23,003	19,316
Total Noninterest Expense	59,901	55,679	55,027	171,304	158,429
Income before Income Taxes	42,450	38,393	42,533	115,303	129,191
Income tax provision	8,482	7,639	8,441	22,855	25,710
Net Income	$33,968	$30,754	$34,092	$92,448	$103,481

Shares Outstanding at End of Period	93,377,064	93,705,120	95,209,685	93,377,064	95,209,685
Average Shares Outstanding Assuming Dilution	93,450,259	94,245,770	95,892,304	93,994,158	96,130,602

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	September 30,	June 30,	September 30,
	2022	2022	2021
BALANCE SHEET (Period End)
Assets
Cash and due from banks	$106,153	$120,267	$94,579
Interest-bearing bank deposits	74,619	179,533	240,095
Securities available for sale, at fair value	802,871	877,287	1,137,675
Securities held to maturity, at amortized cost	474,790	492,229	548,057
Loans held for sale	13,811	12,876	19,925

Loans and leases	7,348,917	7,119,754	6,732,580
Allowance for credit losses	(96,093)	(93,603)	(94,185)
Net loans and leases	7,252,824	7,026,151	6,638,395

Goodwill and other intangibles	312,950	313,449	315,092
Other assets	540,612	504,635	484,036
Total Assets	$9,578,630	$9,526,427	$9,477,854

Liabilities and Shareholders' Equity
Noninterest-bearing demand deposits	$2,782,654	$2,726,242	$2,656,229

Interest-bearing demand deposits	354,310	273,360	265,782
Savings deposits	4,608,762	4,708,868	4,609,393
Time deposits	331,923	345,075	405,081
Total interest-bearing deposits	5,294,995	5,327,303	5,280,256

Total deposits	8,077,649	8,053,545	7,936,485

Short-term borrowings	97,932	88,923	117,754
Long-term borrowings	181,489	181,752	182,519
Total borrowings	279,421	270,675	300,273

Other liabilities	198,985	153,049	128,241
Shareholders' equity	1,022,575	1,049,158	1,112,855
Total Liabilities and Shareholders' Equity	$9,578,630	$9,526,427	$9,477,854

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended						For the Nine Months Ended
	September 30,	Yield/	June 30,	Yield/	September 30,	Yield/	September 30,	Yield/	September 30,	Yield/
	2022	Rate	2022	Rate	2021	Rate	2022	Rate	2021	Rate
NET INTEREST MARGIN

Assets
Loans and leases, excluding PPP loans (FTE)(1)(3)	$7,254,594	4.30%	$7,015,886	3.95%	$6,538,477	3.75%	$7,039,163	4.00%	$6,391,688	3.82%
PPP Loans	7,196	14.61%	20,290	12.02%	225,262	10.05%	26,050	13.50%	380,551	6.72%
Securities and interest-bearing bank deposits (FTE) (1)	1,446,315	1.92%	1,734,126	1.68%	1,937,385	1.43%	1,661,862	1.70%	1,786,050	1.46%
Total Interest-Earning Assets (FTE) (1)	8,708,105	3.92%	8,770,302	3.52%	8,701,124	3.39%	8,727,075	3.59%	8,558,289	3.45%
Noninterest-earning assets	825,989		830,167		801,377		826,007		804,619
Total Assets	$9,534,094		$9,600,469		$9,502,501		$9,553,082		$9,362,908

Liabilities and Shareholders' Equity
Interest-bearing demand and savings deposits	$4,952,279	0.07%	$5,067,692	0.05%	$4,899,328	0.07%	$5,000,018	0.05%	$4,788,309	0.08%
Time deposits	336,346	0.24%	354,403	0.26%	417,274	0.36%	354,938	0.26%	467,653	0.54%
Short-term borrowings	102,073	0.19%	95,561	0.08%	118,112	0.06%	104,343	0.11%	117,478	0.09%
Long-term borrowings	181,596	4.94%	181,859	4.96%	182,623	4.92%	181,856	4.96%	207,225	4.64%
Total Interest-Bearing Liabilities	5,572,294	0.24%	5,699,515	0.22%	5,617,337	0.25%	5,641,155	0.22%	5,580,665	0.29%
Noninterest-bearing deposits	2,746,258		2,711,458		2,647,089		2,701,458		2,556,078
Other liabilities	152,208		125,646		124,286		132,431		129,883
Shareholders' equity	1,063,334		1,063,850		1,113,789		1,078,038		1,096,282
Total Noninterest-Bearing Funding Sources	3,961,800		3,900,954		3,885,164		3,911,927		3,782,243
Total Liabilities and Shareholders' Equity	$9,534,094		$9,600,469		$9,502,501		$9,553,082		$9,362,908

Net Interest Margin (FTE) (annualized)(1)		3.76%		3.38%		3.23%		3.45%		3.27%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)
	September 30,	June 30,	September 30,
	2022	2022	2021
Loan and Lease Portfolio Detail
Commercial Loan and Lease Portfolio:
Commercial, financial, agricultural and other	$1,120,499	$1,136,593	$1,072,489
Paycheck Protection Program	4,930	12,928	152,102
Commercial real estate	2,393,276	2,319,094	2,231,890
Equipment Finance loans and leases	43,777	21,062	—
Real estate construction	326,539	292,400	318,120
Total Commercial	3,889,021	3,782,077	3,774,601

Consumer Loan Portfolio:
Closed-end mortgages	1,631,655	1,567,561	1,311,052
Home equity lines of credit	522,249	532,640	564,323
Real estate construction	96,151	100,592	105,896
Total Real Estate - Consumer	2,250,055	2,200,793	1,981,271

Auto & RV loans	1,120,838	1,047,104	886,367
Direct installment	33,528	35,245	32,509
Personal lines of credit	51,514	50,249	52,667
Student loans	3,961	4,286	5,165
Total Other Consumer	1,209,841	1,136,884	976,708
Total Consumer Portfolio	3,459,896	3,337,677	2,957,979
Total Portfolio Loans and Leases	7,348,917	7,119,754	6,732,580
Loans held for sale	13,811	12,876	19,925
Total Loans and Leases	$7,362,728	$7,132,630	$6,752,505

	September 30,	June 30,	September 30,
	2022	2022	2021
ASSET QUALITY DETAIL
Nonperforming Loans:
Loans on nonaccrual basis	$20,495	$19,594	$14,466
Loans held for sale on a nonaccrual basis	—	—	—
Troubled debt restructured loans on nonaccrual basis	8,981	9,694	16,210
Troubled debt restructured loans on accrual basis	6,216	6,404	7,410
Total Nonperforming Loans	$35,692	$35,692	$38,086
Other real estate owned ("OREO")	322	93	502
Repossessions ("Repos")	600	621	453
Total Nonperforming Assets	$36,614	$36,406	$39,041
Loans past due in excess of 90 days and still accruing	1,548	3,155	1,135
Classified loans	45,656	46,798	58,780
Criticized loans	139,258	146,780	195,791

Nonperforming assets as a percentage of total loans and leases, plus OREO and Repos (4)	0.50%	0.51%	0.58%
Allowance for credit losses	$96,093	$93,603	$94,185

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
Net Charge-offs (Recoveries):
Commercial, financial, agricultural and other	$698	$430	$1,960	$1,523	$6,223
Real estate construction	(9)	—	—	(9)	(135)
Commercial real estate	1,003	547	12	1,536	1,529
Residential real estate	36	(26)	(87)	120	(179)
Loans to individuals	733	577	392	1,953	2,036
Net Charge-offs	$2,461	$1,528	$2,277	$5,123	$9,474

Net charge-offs as a percentage of average loans outstanding (annualized) (4)	0.13%	0.09%	0.13%	0.10%	0.19%
Net charge-offs as a percentage of average loans outstanding, excluding PPP loans (annualized) (4)	0.13%	0.09%	0.14%	0.10%	0.20%
Provision for credit losses as a percentage of net charge-offs	240.67%	268.26%	14.49%	233.96%	14.28%
Provision for credit losses	$5,923	$4,099	$330	$11,986	$1,353

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES
Note: Management believes that it is standard practice in the banking industry to present these non-GAAP measures. These measures provide useful information to management and investors by allowing them to make peer comparisons.

(1) Net interest income has been computed on a fully taxable equivalent basis ("FTE") using the federal income tax statutory rate of 21%.
(2) Core efficiency ratio excludes from total revenue the impact of derivative mark-to-market and excludes from "total noninterest expense" the amortization of intangibles, unfunded commitment expense and any other unusual items deemed by management to not be related to normal operations, such as merger, acquisition and severance costs.

(3) Includes held for sale loans.
(4) Excludes held for sale loans.
	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021

Interest income	$85,700	$76,728	$74,196	$233,672	$220,308
Adjustment to fully taxable equivalent basis (1)	261	244	235	759	834
Interest income adjusted to fully taxable equivalent basis (non-GAAP)	85,961	76,972	74,431	234,431	221,142
Interest expense	3,340	3,066	3,551	9,478	12,021
Net interest income, (FTE) (1)	$82,621	$73,906	$70,880	$224,953	$209,121

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021

Net Income	$33,968	$30,754	$34,092	$92,448	$103,481
Intangible amortization	746	862	868	2,470	2,597
Tax benefit of amortization of intangibles	(157)	(181)	(182)	(519)	(545)
Net Income, adjusted for tax affected amortization of intangibles	$34,557	$31,435	$34,778	$94,399	$105,533

Average Tangible Equity:
Total shareholders' equity	$1,063,334	$1,063,850	$1,113,789	$1,078,038	$1,096,282
Less: intangible assets	313,336	313,617	315,303	313,726	315,835
Tangible Equity	749,998	750,233	798,486	764,312	780,447
Less: preferred stock	—	—	—	—	—
Tangible Common Equity	$749,998	$750,233	$798,486	$764,312	$780,447

(8)Return on Average Tangible Common Equity	18.28%	16.81%	17.28%	16.51%	18.08%

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021

Core Net Income:
Total Net Income	$33,968	$30,754	$34,092	$92,448	$103,481
Net securities gains	—	—	—	(2)	(16)
Tax benefit of net securities gains	—	—	—	—	3
Merger & acquisition related expenses	448	—	—	448	—
Tax benefit of merger & acquisition related expenses	(94)	—	—	(94)	—
COVID-19 related	39	62	50	118	357
Tax benefit of COVID 19 related	(8)	(13)	(11)	(25)	(75)
Branch consolidation related	—	(202)	—	(104)	18
Tax benefit of bank consolidation related expenses	—	42	—	22	(4)
(5) Core net income	$34,353	$30,643	$34,131	$92,811	$103,764
Average Shares Outstanding Assuming Dilution	93,450,259	94,245,770	95,892,304	93,994,158	96,130,602
(6) Core Earnings per common share (diluted)	$0.37	$0.33	$0.36	$0.99	$1.08

Intangible amortization	746	862	868	2,470	2,597
Tax benefit of amortization of intangibles	(157)	(181)	(182)	(519)	(545)
Core Net Income, adjusted for tax affected amortization of intangibles	$34,942	$31,324	$34,817	$94,762	$105,816

(9) Core Return on Average Tangible Common Equity	18.48%	16.75%	17.30%	16.58%	18.13%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
Core Return on Average Assets:
Total Net Income	$33,968	$30,754	$34,092	$92,448	$103,481
Total Average Assets	9,534,094	9,600,469	9,502,501	9,553,082	9,362,908
Return on Average Assets	1.41%	1.28%	1.42%	1.29%	1.48%

Core Net Income (5)	$34,353	$30,643	$34,131	$92,811	$103,764
Total Average Assets	9,534,094	9,600,469	9,502,501	9,553,082	9,362,908
(7) Core Return on Average Assets	1.43%	1.28%	1.43%	1.30%	1.48%

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
Core Efficiency Ratio:
Total Noninterest Expense	$59,901	$55,679	$55,027	$171,304	$158,429
Adjustments to Noninterest Expense:
Intangible amortization	746	862	868	2,470	2,597
Merger and acquisition related	448	—	—	448	—
COVID-19 related	39	62	50	118	357
Branch consolidation related	—	(202)	—	(104)	18
Noninterest Expense - Core	$58,668	$54,957	$54,109	$168,372	$155,457

Net interest income, (FTE)	$82,621	$73,906	$70,880	$224,953	$209,121
Total noninterest income	25,914	24,509	27,245	74,399	80,686
Net securities gains	—	—	—	(2)	(16)
Total Revenue	108,535	98,415	98,125	299,350	289,791

Adjustments to Revenue:
Derivative mark-to-market	6	42	218	395	1,371
Total Revenue - Core	$108,529	$98,373	$97,907	$298,955	$288,420

(10)Core Efficiency Ratio	54.06%	55.87%	55.27%	56.32%	53.90%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	September 30,	June 30,	September 30,
	2022	2022	2021
Tangible Equity:
Total shareholders' equity	$1,022,575	$1,049,158	$1,112,855
Less: intangible assets	312,950	313,449	315,092
Tangible Equity	709,625	735,709	797,763
Less: preferred stock	—	—	—
Tangible Common Equity	$709,625	$735,709	$797,763

Tangible Assets:
Total assets	$9,578,630	$9,526,427	$9,477,854
Less: intangible assets	312,950	313,449	315,092
Tangible Assets	$9,265,680	$9,212,978	$9,162,762
Less: PPP loans	4,930	12,928	152,102
Tangible Assets, excluding PPP loans	$9,260,750	$9,200,050	$9,010,660

(12)Tangible Common Equity as a percentage of Tangible Assets	7.66%	7.99%	8.71%
(12)Tangible Common Equity as a percentage of Tangible Assets, excluding PPP loans	7.66%	8.00%	8.85%

Shares Outstanding at End of Period	93,377,064	93,705,120	95,209,685
(11)Tangible Book Value Per Common Share	$7.60	$7.85	$8.38

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
Pre-tax pre-provision income:
Net interest income	$82,360	$73,662	$70,645	$224,194	$208,287
Noninterest income	25,914	24,509	27,245	74,399	80,686
Noninterest expense	59,901	55,679	55,027	171,304	158,429
Pre-tax pre-provision income	$48,373	$42,492	$42,863	$127,289	$130,544

Net securities gains	$—	$—	$—	$(2)	$(16)
Merger and acquisition related expenses	448	0	0	448	0
COVID-19 related	39	62	50	118	357
Branch consolidation	—	(202)	—	(104)	18
Core pre-tax pre-provision income	$48,860	$42,352	$42,913	$127,749	$130,903

Net charge-offs	$2,461	$1,528	$2,277	$5,123	$9,474

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
Core Net Interest Margin:
Net Interest Income (FTE)	$82,621	$73,906	$70,880	$224,953	$209,121
Less: Income from PPP Loans	265	608	5,473	2,630	13,415
Less: Income from Excess Cash	538	644	88	1,308	162
Core Net Interest Income (FTE)	$81,818	$72,654	$65,319	$221,015	$195,544

Average Interest-Earning Assets	$8,708,105	$8,770,302	$8,701,124	$8,727,075	$8,558,289
Less: PPP Loans	7,196	20,290	225,262	26,050	380,551
Less: Excess Cash	99,707	324,896	352,093	233,626	340,691
Core Average Interest-Earning Assets	$8,601,202	$8,425,116	$8,123,769	$8,467,399	$7,837,047

Core Net Interest Margin (Non-GAAP)	3.77%	3.46%	3.19%	3.49%	3.34%